EXHIBIT 99.1
    NEWS RELEASE

Contact:	Deric Eubanks	Laken Avonne Rapier	Joseph Calabrese
	Chief Financial Officer	Media Contact	Financial Relations Board
	(972) 490-9600	LRapier@ashfordinc.com	(212) 827-3772

ASHFORD HOSPITALITY TRUST ANNOUNCES CONVERSION OF LE PAVILLON NEW ORLEANS TO MARRIOTT’S TRIBUTE PORTFOLIO

DALLAS – November 21, 2024 – Ashford Hospitality Trust, Inc. (NYSE: AHT) (“Ashford Trust” or the “Company”) announced today the conversion of its 226-room Le Pavillon Hotel in New Orleans, Louisiana to a Tribute Portfolio property. Marriott’s Tribute Portfolio is a growing global family of characterful, independent hotels drawn together by their passion for captivating design and their drive to create vibrant social scenes for guests and locals alike.
The property recently completed a $19 million renovation which included extensive exterior work, upgrading the restaurant, guestrooms, guest bathrooms, corridors as well as a reimagined hotel lobby bar. The new lobby bar, Bar 1803, draws inspiration from the rich history of Le Pavillon and New Orleans, honoring the year Emperor Napoleon signed the Louisiana Purchase. Legend has it Napoleon conceived the idea while soaking in a marble bathtub filled with rose water – one of which (perhaps the very one) resides in one of our suites.
The bar’s design showcases this heritage with a striking image of Napoleon and a lenticular art piece capturing two sides of the French icon: a ‘serious’ Napoleon and a ‘spirited’ one. This playful nod reflects New Orleans’ French roots and vibrant culture. Inspired by the amber hues of iconic NOLA cocktails, Bar 1803 blends history, elegance, and the unmistakable spirit of New Orleans into an unforgettable experience, paying tribute to the city’s enduring legacy and the hotel’s storied past.

Located in the heart of downtown New Orleans on historic Poydras Street, the 226-room Le Pavillon Hotel is known as the “Belle of New Orleans.” It sits adjacent to the historic French Quarter, is located only four blocks from the celebrated music clubs of Bourbon Street and is close to the famous restaurants and antique shops of Royal Street. Originally the site of one of the area’s first great plantation homes, the Le Pavillon Hotel was built in 1907 and is a member of Historic Hotels of America.
“We are thrilled to announce the successful conversion of this iconic property to Marriott’s Tribute Portfolio,” said Stephen Zsigray, President and Chief Executive Officer of Ashford Trust. “With its prime location near key demand drivers in downtown New Orleans, this transformation positions the hotel to stand out as a premier destination in the vibrant New Orleans market. We expect that completing this conversion ahead of Super Bowl LIX and Mardi Gras will position the property for an exceptional start to 2025. This milestone reflects our commitment to maximizing asset value, and we are confident it will drive enhanced financial performance for this property.”
Tribute Portfolio hotels participate in Marriott Bonvoy™, the global travel program from Marriott International. The program offers members an extraordinary portfolio of global brands, exclusive experiences on Marriott Bonvoy Moments and unparalleled benefits including free nights and Elite status recognition. To enroll for free or for more information about the program, visit MarriottBonvoy.marriott.com.
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Ashford Hospitality Trust is a real estate investment trust (REIT) focused on investing predominantly in upper upscale, full-service hotels.

Forward-Looking Statements
Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the federal securities regulations. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” or other similar words or expressions. Additionally, statements regarding the following subjects are forward-looking by their nature: our business and investment strategy; anticipated or expected purchases, sales or dispositions of assets; our projected operating results; completion of any pending transactions; our plan to pay off strategic financing; our ability to restructure existing property-level indebtedness; our ability to secure additional financing to enable us to operate our business; our understanding of our competition; projected capital expenditures; and the impact of technology on our operations and business. Such forward-looking statements are based on our beliefs, assumptions, and expectations of our future performance taking into account all information currently known to us. These beliefs, assumptions, and expectations can change as a result of many potential events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity, results of operations, plans, and other objectives may vary materially from those expressed in our forward-looking statements. You should carefully consider this risk when you make an investment decision concerning our securities. These and other risk factors are more fully discussed in the Company's filings with the SEC.
The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We will not publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise except to the extent required by law.
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